UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 6, 2017

(Date of earliest event reported)

PAYCHEX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-11330	16-1124166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK		14625-2396
(Address of principal executive offices)		(Zip Code)

(585) 385-6666

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 6, 2017, the Governance and Compensation Committee (the “Committee”) of the Board of Directors of Paychex, Inc. (the “Company”), awarded Efrain Rivera, the Company’s Senior Vice President, Chief Financial Officer, and Treasurer, a one-time grant of performance-based restricted stock under the Company’s 2002 Stock Incentive Plan, as amended and restated effective October 14, 2015 (the “2002 Plan”).  The restricted stock cliff vests upon the Committee’s certification of net income for the fiscal years ended May 31, 2018, 2019 and 2020 after the completion of the fiscal year ended May 31, 2020 (the “Vest Date”).  The performance criteria for the grant is that the restricted shares will vest in full on the Vest Date if net income for each of the fiscal years 2018, 2019, and 2020 equals or exceeds $500 million.

In the event of death or disability, the award automatically vests in full.  In the event of termination without cause or resignation for good reason, if the net income for the fiscal year in which the termination occurs equals or exceeds the $500 million requirement, then the award will immediately vest upon the Committee’s review and certification of the net income.  Upon termination for a reason other than death, disability, termination without cause or resignation for good reason prior to the Vest Date, the award shall be forfeited and cancelled immediately.  No dividends will be paid on any unvested restricted stock.  However, the restricted stock does impart voting rights.

In addition to the one-time grant of performance-based restricted stock, the Committee also approved an amendment to Mr. Rivera’s award agreements for stock options previously granted to him under the 2002 Plan and any future grants of stock options under the 2002 Plan to extend the post-termination exercise period for stock options vested as of the termination date to a period of three years.  This extension applies if any of the following conditions with respect to Mr. Rivera are met: (1) termination not for cause; (2) resignation for good reason; or (3) remaining employed through September 6, 2020.  However, no exercise period can extend beyond the 10-year term of the option.

Further Information

Additional information regarding compensation awarded to certain of the Company’s executive officers for the fiscal year ended May 31, 2017  will be provided in the Company’s proxy statement for its 2017 Annual Meeting of Stockholders, which the Company expects to file with the Securities and Exchange Commission on September 8, 2017.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits relating to Item 5.02 of this Current Report on Form 8-K are filed herewith:

Exhibit 10.1	Paychex, Inc. 2002 Stock Incentive Plan (as amended and restated effective October 14, 2015) Performance-Based Restricted Stock Award Agreement.
Exhibit 10.2	Paychex, Inc. 2002 Stock Incentive Plan (as amended and restated effective October 14, 2015) Amendment to Award Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYCHEX, INC.

Date:	September 8, 2017	/s/ Martin Mucci
Martin Mucci
President and Chief Executive Officer